EXHIBIT 99.1

CONTACT:	Meg Bayless	Zeb Hastings
	Public Relations Manager	Director of Franchising
	(615) 417-5651	(615) 403-1701

O’CHARLEY’S INC. SIGNS FIRST O’CHARLEY’S FRANCHISEE

Expands Presence in the Midwest with Proven Michigan Operator, Meritage Hospitality Group

NASHVILLE, Tenn. (December 29, 2003) — O’Charley’s Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today announced it has signed an exclusive multi-unit development agreement with Meritage Hospitality Group Inc. (AMEX: MGH) to develop and operate O’Charley’s restaurants in Michigan. The agreement specifies Meritage Hospitality will develop 15 new O’Charley’s restaurants.

     Gregory L. Burns, chairman and chief executive officer of O’Charley’s Inc. stated, “Since initiating the O’Charley’s franchise program, we have been very deliberate in establishing the best policies and procedures to ensure the program’s long-term success. We have applied the same rigid standards in selecting our franchisee partners. Given its close proximity to, and our continued growth in, Indiana, Ohio and Illinois, Michigan is an important state for the development of the O’Charley’s concept in the Midwest.”

     Zeb Hastings, director of franchising for the O’Charley’s concept, added, “Meritage Hospitality’s substantial operational experience and knowledge of local markets make it the natural and best choice for growing O’Charley’s in Michigan. We are pleased to select Meritage Hospitality as our first franchisee and look forward to working closely with them to execute their new-store development plans.”

     O’Charley’s Inc. operates 206 O’Charley’s restaurants in 16 states in the Southeast and Midwest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood, freshly-baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub in 86 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

     Meritage Hospitality Group, the nation’s only publicly traded Wendy’s franchisee, operates 48 “Wendy’s Old Fashioned Hamburgers” restaurants throughout Western and Southern Michigan serving 7.0 million customers annually. The Company has been one of the fastest growing Wendy’s franchisees within the Wendy’s franchisee system for the past three years. The Wendy’s franchise system is the third largest quick-service restaurant hamburger chain in the world with more than 6,200 restaurants and system-wide sales in excess of $7.1 billion.

-MORE-

3038 Sidco Drive • Nashville, TN 37204 • (615) 256-8500

CHUX Signs First Franchisee

December 29, 2003

     This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the ability of the franchisee to develop and operate successfully O’Charley’s restaurants; the Company’s ability to generate sufficient franchising revenue to cover the costs of its franchising activities; and the other risks described in the Company’s Annual Report on Form 10-K/A Amendment No.1 for the fiscal year ended December 29, 2002, under the caption “Forward-looking Statements/Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our or our franchisee’s objectives and plans will be achieved and actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

-END-